                                                                    Exhibit 10.4

                                 Office Lease


                                    Between


                       SV BULL CREEK LIMITED PARTNERSHIP

                                  ("Lessor")


                                      and


                               NETPLIANCE, INC.

                                  ("Lessee")

                               TABLE OF CONTENTS

                                                                         PAGE
ARTICLE I - LEASED PREMISES............................................   1

ARTICLE II - TERM AND RENT.............................................   1
     2.1.   Term.......................................................   1
     2.2.   Base Rent..................................................   1
     2.3.   Additional Rent............................................   2

ARTICLE III - SECURITY DEPOSIT.........................................   5
     3.1.   Security Deposit...........................................   5

ARTICLE IV - USE AND ACCEPTANCE........................................   6
     4.1.   Permitted Use..............................................   6
     4.2.   ADA........................................................   6
     4.3.   Acceptance.................................................   7

ARTICLE V - OPERATIONS, UTILITIES AND SERVICES.........................   7
     5.1.   Operation..................................................   7
     5.2.   Hours of Operation.........................................   7
     5.3.   Utilities and Services.....................................   7
     5.4.   Interruption of Services...................................   8
     5.5.   Metering Electricity.......................................   8

ARTICLE VI - REPAIRS AND MAINTENANCE...................................   8
     6.1.   Lessor's Obligations.......................................   8
     6.2.   Lessee's Obligations.......................................   9

ARTICLE VII - ALTERATIONS AND LESSEE'S PROPERTY........................   9
     7.1.   Alterations by Lessee......................................   9
     7.2.   Contractor Insurance.......................................   9
     7.3.   Lessee's Property..........................................  10

ARTICLE VIII - HAZARDOUS MATERIALS.....................................  10
     8.1.   Use of Hazardous Materials.................................  10

ARTICLE IX - ASSIGNMENT AND SUBLETTING.................................  11
     9.1.   Assignment and Subleasing..................................  11

ARTICLE X - CASUALTY AND CONDEMNATION..................................  13
     10.1.  Damage To Property.........................................  13
     10.2.  Rent Abatement.............................................  14
     10.3.  Eminent Domain.............................................  14

ARTICLE XI - INDEMNIFICATION...........................................  14
     11.1.  Indemnification by Lessee..................................  14

     11.2.  Lessee's Liability Insurance...............................  14
     11.4.  Survival of Indemnities....................................  15

ARTICLE XII - RIGHT OF ENTRY...........................................  15
     12.1.  Right of Entry.............................................  15

ARTICLE XIII - PROPERTY LEFT ON THE LEASED PREMISES....................  16
     13.1.  Abandoned Property.........................................  16

ARTICLE XIV - SIGNS AND ADVERTISEMENTS.................................  16
     14.1.  Sign.......................................................  16

ARTICLE XV - NOTICES...................................................  17
     15.1.  Notices....................................................  17

ARTICLE XVI - MECHANIC'S LIENS.........................................  17
     16.1.  Mechanic's Liens, Indemnity................................  17

ARTICLE XVII - SUBORDINATION AND ATTORNMENT............................  18
     17.1.  Subordination..............................................  18
     17.2.  Attornment.................................................  18
     17.3.  Confirming Agreement.......................................  18

ARTICLE XVIII - RULES AND REGULATIONS..................................  18
     18.1.  Rules and Regulations......................................  18

ARTICLE XIX - LESSOR'S LIEN............................................  18
     19.1.  Lessor's Lien..............................................  18

ARTICLE XX - ESTOPPEL CERTIFICATE......................................  19
     20.1.  Lessee Estoppel............................................  19

ARTICLE XXI - HOLDING OVER.............................................  20
     21.1.  Hold Over..................................................  20

ARTICLE XXII - LESSEE'S STATUS.........................................  20
     22.1.  Power and Authority........................................  20
     22.2.  Authorization..............................................  20

ARTICLE XXIII - DEFAULTS AND REMEDIES..................................  20
     23.1.  Default by Lessee..........................................  20
     23.2.  Lessor's Remedies..........................................  21
     23.3.  Lessor's Costs; Attorneys Fees.............................  22
     23.4.  Remedies Cumulative........................................  22
     23.5.  Non-Waiver.................................................  22
     23.6.  Attorney's Fees............................................  22

ARTICLE XXIV - MISCELLANEOUS...........................................  23
    24.1.    No Partnership............................................  23
    24.2.    No Representations by Lessor..............................  23
    24.3.    Waiver of Jury Trial......................................  23
    24.4.    Severability of Provisions................................  23
    24.5.    Interior Construction.....................................  23
    24.6.    Parking...................................................  23
    24.7.    Relocation of Leased Premises.............................  23
    24.8.    Benefits and Burdens......................................  24
    24.9.    Waiver of Subrogation.....................................  24
    24.10.   Lessor's Liability........................................  24
    24.11.   Brokerage.................................................  24
    24.12.   Recording.................................................  24
    24.13.   Governmental Surcharge....................................  24
    24.14.   Exhibits..................................................  25
    24.15.   Compliance with Law.......................................  25
    24.16.   Entire Agreement..........................................  25
    24.17.   Force Majeure.............................................  25


EXHIBIT A - LEGAL DESCRIPTION OF THE PROPERTY..........................  27

EXHIBIT B - DESCRIPTION OF THE LEASED PREMISES.........................  28

EXHIBIT C - FORM OF LETTER OF CREDIT...................................  29

EXHIBIT D - RULES AND REGULATIONS......................................  30

EXHIBIT E - CONSTRUCTION AGREEMENT.....................................  34

EXHIBIT F - OPTION TO RENEW............................................  38

EXHIBIT G - BUILDING SHELL STANDARDS...................................  39

     OFFICE LEASE
     ------------

     THIS OFFICE LEASE (this "Lease") is made and entered into on this _____ day of February, 2000, between SV BULL CREEK LIMITED PARTNERSHIP ("Lessor"), a Texas limited partnership, and NETPLIANCE, INC. ("Lessee"), a Texas corporation.

                          ARTICLE I - LEASED PREMISES

     Lessor, in consideration of the rents and of the covenants hereinafter contained, does hereby lease to Lessee, and Lessee, does hereby rent from Lessor the Leased Premises (defined below) in its present condition or as altered by the attached Construction Agreement. The term "Leased Premises" shall refer to space containing 43,713 rentable square feet is located on the 1/st/ and 2/nd/ floors of the building known as the Reserve at Bull Creek, Building B (the "Building"), which is situated at 7501 Capitol of Texas Highway, Austin, Texas. The Building is located on the land described on Exhibit "A" (the "Property")
                                                 -----------
and the floor plan  of the Leased Premises is attached as Exhibit "B" and
                                                          -----------
incorporated herein by reference.

     As used herein, the term "Project" consists of the Property, the Building and all other office buildings and service buildings located on the Property, all pertinent parking facilities, landscaping, fixtures, Common Areas, and related improvements now or hereafter constructed on the Property. The rentable square footage of the Leased Premises is deemed to be 43,713 square feet. The rentable square footage of the Building is deemed to be 43,713 square feet. The rentable square footage of the Project is deemed to be 131,380 square feet.

                          ARTICLE II - TERM AND RENT

     2.1. Term. This Lease Agreement shall continue in full force for a period beginning on the Commencement Date (as hereinafter defined) and ending on the date that is 60 months after the Commencement Date (the "Term"). The Commencement Date is defined as the later of: (a) Substantial Completion, as defined in the Construction Agreement or (b) May 1, 2000 (the "Commencement Date").

     Notwithstanding the foregoing, if, for any reason, Lessor cannot deliver possession of the Leased Premises to Lessee on the Commencement Date, Lessor shall not be subject to any liability, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder, or extend the term hereof, but in such case Rent (as defined below) shall abate until possession of the Leased Premises is tendered to Lessee. Lessor agrees to use its reasonable efforts to expedite Substantial Completion.

     2.2. Base Rent. Lessee shall pay rent to Lessor starting with the Commencement Date of the Lease for the use and occupancy of the Leased Premises at an annual rate and in monthly installments on the schedule shown below (the "Base Rent"):

        Lease          Annual Base Rental    Annual Base        Monthly Base
        period         Rate Per Rentable     Rent Amount        Rent Amount
                           Square Foot
       1 to 60                $27.84        $1,216,969.92       $101,414.16

The Base Rent is computed based upon 43,713 rentable square feet of office space as shown on Exhibit "B". All sums due under this Lease other than Base
                  -----------
Rent are sometimes collectively referred to as "Additional Rent." Base Rent and Additional Rent are sometimes collectively referred to as "Rent." Base Rent and all other sums, whether designated Additional Rent or otherwise, payable to Lessor under this Lease shall be payable in U.S. Dollars at Lessor's office in Austin, Texas as reflected in Article 15 below, or at such other place or places as Lessor may in writing direct from time to time. All Rent payable under this Lease shall be paid by Lessee without notice or demand, both of which are expressly waived by Lessee, except as otherwise expressly provided in Section
23.1 below. Rent and other monies due Lessor under this Lease not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date the same is due until paid. Base Rent payable under this Lease shall be paid in advance by Lessee in monthly installments equal to the applicable Monthly Base Rent Amount set forth above without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first day of each calendar month thereafter. Rent for any partial calendar month shall be prorated on a daily basis on a 360 day year.

     2.3.   Additional Rent.

            (a)  Operating Expense Stop. It is understood that the Base Rent set
                 ----------------------
forth in Section 2.2 of this Lease includes Operating Expenses (defined below) of $7.84 per rentable square foot (the "Operating Expense Stop") during calendar year 2000, based upon the estimated Operating Expenses for the Project and the Building as if fully occupied. In order that the Rent payable throughout the Term of this Lease shall reflect any increase or decrease in such Operating Expenses, the parties agrees to the following:

            (b)  Excess Operating Expenses. Lessee shall pay Lessee's Share
                 -------------------------
(defined below) of the amount, if any, by which Operating Expenses for each year during the Term exceed the Operating Expense Stop (the "Excess Operating Expenses"). Conversely, for any year during the Term where actual Operating Expenses are less than the Operating Expense Stop, Lessee shall receive a credit against the Base Rent for the decrease. Lessee's Share of the Excess Operating Expenses shall be considered a part of the Additional Rent and paid as provided in this Section 2.3.

            (c)  Definitions.
                 -----------

                 (i) "Lessee's Share" shall mean either (a) that percentage equal to the rentable square footage of the Leased Premises divided by the rentable square footage of the Project or (b) that percentage equal to the rentable square footage of the Leased Premises divided by the rentable square footage of the Building, depending on whether the relevant item of Operating Expense is allocated on a Project or Building basis.

                 (ii) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind incurred or accrued which Lessor shall pay in connection with the ownership, operation, maintenance and management of the Project, including but not limited to electricity, gas, oil, steam, chilled water, coal or any other energy sources utilized for the operational use and maintenance of the Project, outside services including but not limited to window cleaning, carpet cleaning, drapery or venetian blind cleaning, maintenance and repairs to landscaping and grounds of the Project, security, rental of equipment, personal property repairs, equipment, supplies, materials, administrative expenses, legal and professional fees, (but only with respect to general management of the Project and not with respect to negotiations or enforcement actions against other tenants), insurance, real estate taxes, property taxes (specifically excluded from taxes are income taxes of all kinds, taxes on the personal property of any tenant, taxes on the portion of any leasehold improvement cost paid for by any tenant and any other tax which is the responsibility of any tenant), special assessments, janitorial including salaries and wages and all other Lessee benefits and reasonable management fees. Operating Expenses shall include the cost, as reasonably amortized by Lessor with interest at the rate equal to Lessor's actual cost of funds of the unamortized amount (not to exceed ten percent (10%) per annum), of any capital improvement made after the completion of the initial construction of the Project and which promote safety, reduce or control increases in Operating Expenses, and/or are required in order to comply with any Applicable Laws (defined in Section 24.15 below) which become effective after the date of this Lease. Operating Expenses shall be computed based on expenses incurred or paid on behalf of Lessor and determined in accordance with generally accepted accounting principals which shall be consistently applied. Lessor reserves the right to allocate certain Operating Expenses between the Building and the other office buildings located within the Project as Lessor reasonably determines to be appropriate; however, Lessor agrees that charges for electrical consumption shall be determined based on usage within the Building. Operating Expenses shall not include franchise or income taxes imposed on Lessor, nor the cost to Lessor of any work or services performed in any instances for any lessee (including Lessee) and not paid for by Lessor.

                 (iii) The "Common Areas" are those areas which are furnished and may be furnished from time to time in and on the Project for the general common and non-exclusive use of Lessee, their officers, agents, employees, customers, invitees and licensees, including, without limitation, delivery passages, pedestrian sidewalks and malls, picnic areas, volley ball courts and other recreational facilities, passenger and service elevators, escalators, hallways, stairways, fire exits, comfort stations, parking areas and lobby areas. The Building and its structural components (including doors and windows) shall be deemed part of the common areas notwithstanding that all parts or components thereof may not be capable of common and non-exclusive use.

            (d)  Payment of Additional Rent.  Lessor shall make a reasonable
                 --------------------------
estimate of the Additional Rent payable by Lessee for the current year, and Lessee shall pay to Lessor the Additional Rent, as so estimated, without demand, deduction or set-off in twelve (12) equal monthly installments during each year, each such installment being due with installments of Base Rent.

            (e)  Adjustment of Additional Rent. If the Additional Rent paid by
                 -----------------------------
Lessee, based upon Lessor's estimate, differs from the actual amount of Additional Rent due and payable for the previous year, the difference shall be payable by Lessor or Lessee, as the case may be, in a lump sum on the first day of the second month following the month in which Lessor renders its operating statement to Lessee. Failure to give Lessee an actual operating statement shall not constitute a waiver by Lessor of its right to require an increase in Additional Rent. Lessee's Share of the Excess Operating Expenses (excluding expenses relating to the cost of utilities (including electricity), insurance, real estate taxes and other uncontrollable expenses) payable by Lessee shall not increase by more than eight percent (8%) in any calendar year on a compounding basis; however, in the event Lessee's Share of the Excess Operating Expenses increases by more than eight percent (8%) in any calendar year during the Term, Lessor shall be entitled to increase the amount of Excess Operating Expenses payable by Lessee in subsequent years during the Term to the extent necessary (but not in excess of eight percent (8%) in any calendar year) to recover the total amount of Excess Operating Expenses otherwise payable by Lessee. If the Project is not 100% occupied during any calendar year or if Lessor is not supplying services to 100% of the total rentable square footage of the Project at any time during a calendar year, Operating Expenses shall be determined as if the Project had been 100% occupied and Lessor had been supplying services to 100% of the rentable square footage of the Project during such calendar year. The extrapolation of Operating Expenses under the above provision shall be determined by Lessor by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Project. However, in no event shall Lessee pay more than the actual Operating Expenses attributable to Lessee's Share, provided Lessee leases and occupies the entire Building.

            (f)  Verification of Operating Statement. Upon request by Lessee,
                 -----------------------------------
and at Lessee's cost and expense, Lessor shall furnish Lessee such information as may be necessary for Lessee to verify Operating Expenses and shall cooperate with Lessee in verifying the operating statement. Lessee shall have 90 days after receipt of any operating statement to dispute the correctness or completeness of the operating statement, after which time the operating statement shall be deemed to be complete and correct and conclusive and binding on Lessor and Lessee. No decreases in Operating Expense shall reduce Lessee's Rent below the annual Base Rent set forth in Section 2.2 of this Lease, except as otherwise expressly provided in Section 2.3(b). In addition, Lessee shall have the right for a period of ninety (90) days after Lessor delivers to Lessee the operating statement for the Building and the Project for the previous calendar year to cause a certified public accounting firm of recognized national standing to audit and/or inspect that portion of Lessor's books and records pertaining only to the Operating Expenses for such preceding calendar year; provided (i) such audit and/or inspection commences within ninety (90) days after Lessor makes such books and records available to Lessee's auditor and thereafter proceeds reasonably to conclusion, (ii) such audit and/or inspection does not unreasonably interfere with the conduct of Lessor's business, (iii) both Lessee and the accounting firm conducting the audit and/or inspection executes a confidentiality agreement for the benefit of Lessor, in the form reasonably requested by Lessor, prior to the commencement of the audit or inspection, and (iv) the firm's report reflecting the results of such audit is promptly delivered to Lessor. This paragraph shall not be construed to limit or abate Lessee's obligation to pay the Additional Rental when due as set forth hereinabove. If such audit conducted by Lessee discloses that Lessee has overpaid or underpaid Lessee's proportionate share of Operating Expenses, then, after verification of such audit by Lessor or by accountants selected by Lessor, any overpayment shall be refunded to Lessee (so long as Lessee is not then in default of any of the terms of this Lease, in which event such overpayment shall be applied against any amount Lessee owes as a result of such default) within thirty (30) days after the verification of the audit, or any underpayment shall be paid to Lessor within thirty (30) days after the verification of the audit. If the audit proves that Lessor's calculation of Lessee's Additional Rental for the calendar year under inspection was overstated by more than three percent (3%), then, after verification, Lessor shall pay Lessee's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Lessee's invoice therefor.

            (g)  Other Costs. All costs and expenses which Lessee assumes and
                 -----------
agrees to pay Lessor pursuant to this Lease (other than Base Rent) shall be deemed Additional Rent, and, in the event of non-payment thereof, Lessor shall have all rights and remedies provided for in the case of non-payment of Base Rent.

                        ARTICLE III - SECURITY DEPOSIT

     3.1. Security Deposit. As an additional inducement to enter into this Lease and as evidence of Lessee's intention to comply with the terms and conditions of this Lease, Lessee shall, ten (10) business days following Lessee's execution and delivery of this Lease, deliver to Lessor a Security Deposit in the form of an irrevocable, unconditional letter of credit in the amount of $1,000,000.00 issued by a lender reasonably acceptable to Lessor in form and substance similar to the letter of credit attached hereto as Exhibit
                                                                      -------
"C" (the "Initial Letter of Credit").  Provided, however, the form of Letter of
---
Credit shall be subject to the reasonable approval of the lender of Lessee. The Initial Letter of Credit shall have an expiration date falling no sooner than one (1) year after the date it is issued (the "Issue Date"). No later than thirty (30) days prior to the expiration of the Initial Letter of Credit or, as applicable, any Replacement Letter of Credit (defined below), Lessee shall deliver to Lessor a replacement letter of credit (each a "Replacement Letter of Credit") in an amount equal to the amount of the then existing letter of credit less $200,000.00, issued by a lender reasonably acceptable to Lessor, identical in form and terms of the Initial Letter of Credit, and expiring no sooner than one (1) year after the date of delivery of such Replacement Letter of Credit to Lessor. The Initial Letter of Credit and each Replacement Letter of Credit are sometimes collectively referred to herein as "Letter of Credit." Lessee shall have no obligation to deliver or maintain a Letter of Credit to Lessor after the initial Term of this Lease or after sixty (60) months from the Issue Date. Lessee agrees that upon any default by Lessee under the terms and provisions of the Lease (and in the event of a non-monetary default, such default remains uncured thirty (30) days after Lessor gives Lessee written notice of such default), Lessor shall have the right to receive payment of the entire amount under the Letter of Credit, and such amounts received by Lessor shall be held by Lessor as a cash Security Deposit. Lessor shall hold the Security Deposit as security for the performance by Lessee of Lessee's covenants and obligations under this Lease. Lessee shall not be entitled to receive interest on the monies held as a security deposit. The Security Deposit shall not be considered an advance payment of Base Rent, Additional Rent or other charges provided for in this Lease, nor shall the Security Deposit serve as a measure of the damages which would be suffered by Lessor in the case of a default by Lessee. Lessor, may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages or nonpayment of Base Rent, Additional Rent or other charges provided for in this Lease, or to satisfy any obligation of Lessee hereunder. Following any such application of the Security Deposit, Lessee shall pay Lessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Lessee is not in default at the expiration of this Lease and if the Security Deposit has not been used as outlined above, then the balance of the Security Deposit shall be returned to Lessee within thirty
(30) days after the termination date. If Lessor transfers Lessor's interest in the Leased Premises, Lessor may assign the Security Deposit to the transferee and thereafter have no further liability for the return of the Security Deposit. The Security Deposit shall not be assigned or encumbered by Lessee and any attempted assignment or encumbrance by Lessee shall be void.

                        ARTICLE IV - USE AND ACCEPTANCE

     4.1. Permitted Use. Lessee shall use the Leased Premises for general office purposes, and for no other purpose without the prior written consent of Lessor. Lessee will not use or occupy the Leased Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state in which the Leased Premises are located, and all other governmental units or agencies having jurisdiction over the Property and the Leased Premises. Lessee agrees to operate its business in the Leased Premises during the entire Term and to conduct its business in a reputable manner. Lessee shall not cause, maintain or permit any outside storage on or about the Leased Premises, shall not commit or suffer any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other lessees in the Project. No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Project or any portion thereof or cause the cancellation of any insurance policy covering the Project or any portion thereof, or any part thereof. Lessee shall not sell, or permit to be kept, used, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises, the Project or any portion or appurtenances thereof. Lessee agrees to pay to Lessor, as Additional Rent, any increase in premiums on policies which may be carried by Lessor covering damages to the Project and/or other improvement within the Leased Premises and loss of Rent caused by fire and the perils normally included in extended coverage above the rates for the least hazardous type of occupancy of the Leased Premises for office operations, in addition to the payment required of Lessee pursuant to this Lease.

     4.2. ADA. After the Commencement Date, Lessee shall at its expense make any improvements or alterations to the Leased Premises and Lessor shall at its expense make any improvements or alterations to the Common Areas required to conform with the Americans With Disabilities Act of 1990 (the "ADA") and any other Applicable Laws presently required or hereinafter enacted. Lessor represents and warrants that as of the Commencement Date, the Common Areas (including the men's and women's toilet rooms to the extent constructed as part of the Building Shell pursuant to Exhibit "F") conform with the ADA and other
                                  -----------
Applicable

Laws in effect as of the date of this Lease. Lessee represents and warrants that the use and occupancy of the Leased Premises (including the men's and women's toilet rooms to the extent modified pursuant to the Work under the Construction Agreement) as contemplated by this Lease comply or will comply fully with all Applicable Laws.

     4.3.   Acceptance. Except as otherwise expressly provided in Exhibit "E"
                                                                  -----------
(the Construction Agreement), the taking of possession of the Leased Premises by Lessee on the Commencement Date shall be conclusive evidence that Lessee accepts the Leased Premises "as is", subject to minor repair (punchlist) items identified by Lessee and acknowledged by Lessor on the Commencement Date, and the Leased Premises were in good and satisfactory condition and suitable for the use intended by Lessee at the time such possession was taken.

                ARTICLE V - OPERATIONS, UTILITIES AND SERVICES

     5.1. Operation. Lessor shall operate the Building in accordance with standards customarily followed in the operation of comparable commercial office buildings in the Austin suburban area.

     5.2. Hours of Operation. The Building will be open from 7:00 a.m. to 7:00 p.m., Monday through Friday, and from 8:00 a.m. to 12:00 p.m. on Saturday, exclusive of holidays. The Building will be closed on Sundays and on the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other days as are locally observed by lessees in comparable commercial office buildings in the Austin suburban area. Lessee shall have access to the Leased Premises twenty-four (24) hours per day every day of the week.

     5.3. Utilities and Services. Lessor shall provide Lessee with the following utilities and services during hours of operation:

            (a) Central heat and air-conditioning, in season, at such temperatures and in such amounts as may be required to reasonably heat or cool the Leased Premises except in extreme temperature conditions or when limited by legal requirements.

            (b) Hot and cold water to serve the Leased Premises as required for lavatory and drinking purposes and such other uses as are permitted pursuant to this Lease.

            (c) Janitorial services if agreed upon by Lessor and Lessee on a weekly basis, excluding holidays, in accordance with Lessor's janitorial contract.

            (d) Electricity to the Leased Premises sufficient for standard consumption for general office lighting and the operation of typewriters, personal computers and other business machines of similar low electrical consumption.

            (e) Standard passenger and freight elevator service, if applicable, when the Building is open, and at least one passenger elevator when the Building is closed.

     5.4. Interruption of Services. Lessor shall not be in default under this Lease and shall not be liable to Lessee for failure to provide services pursuant to this Article if failure to provide the services is caused by factors outside of Lessor's control. Upon interruption of any service furnished by Lessor under this Lease (a "Service Interruption") other than a Service Interruption for scheduled maintenance, tests and inspections, Lessee shall immediately notify Lessor, in which event Lessor shall use commercially reasonable efforts to restore such service to the Leased Premises. No Service Interruption shall (a) constitute a breach by Lessor under this Lease; (b) relieve Lessee of any obligation under this Lease (except as provided below); or (c) be deemed a constructive eviction of Lessee from the Leased Premises. Commencing on the tenth (10th) consecutive business day of any Service Interruption within Lessor's control, and provided such Service Interruption is not caused by a Lessee Party, Lessee shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Leased Premises rendered unfit for occupancy for the permitted use. As used herein, "Lessee Party" shall refer collectively to Lessee, its officers, directors, employees, contractors, agents and invitees.

     5.5. Metering Electricity. If Lessor shall determine that Lessee's proposed or actual consumption of electricity is in excess of standard consumption for general office use, then Lessee, at its option, shall either (a) pay Lessor directly for such excess services or (b) enter into a contract for electrical service to the Leased Premises directly with the provider of electrical service to the Building. Lessee shall pay the entire cost and expense of installing and maintaining meters, panels, wiring and other items required to accommodate excess services to Lessee. Notwithstanding anything herein to the contrary, Lessee may, upon prior notice to Lessor, elect to enter into a contract for electrical service to the Leased Premises directly with a provider of such service. In such event, Lessor agrees to reduce the Operating Expense Stop with respect to such budgeted electrical costs as appropriate. In addition, if Lessee contracts directly with a provider of electrical service, Lessee shall
(i) pay the entire cost and expense of installing and maintaining any meters, panels, wirings and other items reasonably required by Lessor to accommodate such directly contracted electrical services and (ii) not be entitled to any abatement for Service Interruption with respect to electrical service as otherwise provided in Section 5.4 unless such Service Interruption was caused by the negligence or willful intent by Lessor.

                     ARTICLE VI - REPAIRS AND MAINTENANCE

     6.1. Lessor's Obligations. Lessor shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the structural components and elements, and electrical, plumbing and mechanical systems, of the Building and all parts and appurtenances, which are required in the normal maintenance and operation of the Building. The cost and expense of any maintenance or repair to the Building necessary due to the acts or omissions of Lessee or Lessee's agents, employees, contractors, invitees, licenses or assignees, shall be reimbursed by Lessee to Lessor upon demand as Additional Rent. Lessor shall not be responsible for ADA compliance with respect to any Work (defined in the Construction Agreement attached hereto as Exhibit "E").
                                                               -----------

     6.2. Lessee's Obligations. Lessee, at its sole cost and expense, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance within and upon the Leased Premises, including Lessee's improvements, and all parts and appurtenances thereof, which are required in the normal maintenance and operation of the Leased Premises.

                ARTICLE VII - ALTERATIONS AND LESSEE'S PROPERTY

     7.1. Alterations by Lessee. Lessee shall not, without Lessor's approval (which shall not be unreasonably withheld, conditioned or delayed), make any alterations, additions or improvements in or on the Leased Premises, unless such alterations are non-structural, do not require a permit and cost less than $10,000.00. All alterations, additions or improvements that are affixed to the Leased Premises (excluding any supplemental HVAC systems, back-up power supply systems, satellite dish, and servers paid for by Lessee) made by Lessee shall become the property of Lessor at the expiration of the Term of this Lease. Lessor reserves the right to require Lessee, upon written notice given by Lessor at the time of approval of the alterations, to remove any alteration, improvement or addition made to the Leased Premises by Lessee, and to repair and restore the Leased Premises to a condition substantially equivalent to the condition of the Leased Premises prior to any such alteration, addition or improvement. Lessee may have installed and maintained, at Lessee's sole cost and expense, one (1) satellite dish (not to exceed four (4) feet in diameter) and one (1) wip antenea and related wiring (collectively, the "Communications
                                                           --------------
Equipment") on the roof of the Building occupied by Lessee at locations that are
---------
acceptable to Lessor in its sole discretion, provided that such Communication Equipment complies with all Applicable Laws, including any height restrictions imposed upon the Project. Lessee shall cause the removal of the Communications Equipment if any of the following events have occurred, within ten (10) days after the occurrence thereof: (a) the termination of Lessee's right to possess the Leased Premises; (b) the termination of the Lease as to all of the Leased Premises; or (c) the expiration of the Term as to all of the Leased Premises. If Lessee fails to perform any such removal or repair work, Lessor may do so and store or dispose of the Communications Equipment in question in any manner Lessor deems appropriate without liability to Lessee; Lessee shall reimburse Lessor for all reasonable costs incurred by Lessor in connection therewith within thirty (30) days after Lessor's request therefor. Notwithstanding anything herein to the contrary, Lessee shall coordinate the installation, repair and maintenance of the Communications Equipment with Lessor and Lessor shall have the right, but not the obligation, to conduct such activities on behalf of and at the expense of Lessee.

     7.2. Contractor Insurance. In the event Lessor gives its approval to Lessee pursuant to Section 7.1, Lessee shall require any third party vendor or contractor performing work on the Leased Premises to carry and maintain at no expense to Lessor: (a) Commercial General Liability Insurance on an occurrence policy form with a minimum limit of liability of $1,000,000.00 per occurrence in respect to injuries, death or property damage, and (b) Worker's Compensation insurance in form and amounts as required by law.

     7.3. Lessee's Property. Lessee, at its expense and at any time and from time to time, may install in and remove from the Leased Premises its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without damage to the Leased Premises or the Building and the installation does not interfere with the other tenants and their guests use of the Building. On or prior to the termination of this Lease, Lessee shall remove all of Lessee's property from the Leased Premises and repair any damage to the Leased Premises caused by such removal. All property of Lessee remaining on the Leased Premises after the expiration of the Term of this Lease shall be deemed to have been abandoned and may be removed by Lessor and Lessee shall reimburse Lessor for the cost of such removal.

                      ARTICLE VIII - HAZARDOUS MATERIALS

     8.1.   Use of Hazardous Materials.

            (a)  Prohibitions; Indemnity.  Lessee shall not cause or permit any
                 -----------------------
Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Lessee, its agents, employees, contractors, or invitees other than office supplies and cleaning supplies commonly used for general office space in amounts reasonably necessary for Lessee's permitted use of the Leased Premises. If Lessee breaches this obligation, Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs or liabilities (including, without limitation, diminution in value of the Leased Premises, damages for the loss of restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sum paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Lessor by Lessee, includes, without limitation, costs incurred in connection with any investigations of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises caused by the actions of Lessee, its agents (acting within the scope of their agency), employees, contractors or licensees. Without limiting the foregoing, if the presence of Hazardous Material on the Leased Premises caused by the actions of Lessee its agents (acting within the scope of their agency), employees, contractors or licensees, results in any contamination of the Leased Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Leased Premises to the conditions existing prior to the introduction of any such Hazardous Material in the Leased Premises, provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

            (b)  Definition. As used herein, the term "Hazardous Material" means
                 ----------
any hazardous or toxic substance, material or waste, including, but not limited to those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 261) and amendments thereto, or such other hazardous or toxic substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

            (c)  Inspection. Lessor and its agents shall have the right, but not
                 ----------
the duty, to inspect the Leased Premises at any time to determine whether Lessee is complying with the terms of this Lease. If Lessee is not in compliance with this Lease, Lessor shall have the right to immediately enter upon the Leased Premises to remedy, any contamination caused by Lessee's failure to comply notwithstanding any other provisions of this Lease. Lessor shall use its best efforts to minimize interference with Lessee's business but shall not be liable for interference caused thereby.

            (d)  Default.  Any default under this Article shall be a material
                 -------
default enabling Lessor to exercise any of the remedies set forth in this Lease.

            (e)  Landlord's Representation.  Landlord represents that, to
                 -------------------------
Landlord's current actual knowledge, without further inquiry, the Building contains no reportable quantities of any Hazardous Material, the removal or remediation of which is required by Applicable Law in effect at the time of execution of this Lease.

                    ARTICLE IX - ASSIGNMENT AND SUBLETTING

     9.1. Assignment and Subleasing. Except as otherwise expressly provided in this Article, Lessee shall not assign, transfer or encumber this Lease or any part hereof and shall not sublet, grant licenses or concessions, nor allow any other occupant to come in, with or under Lessee, nor shall Lessee permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, Lessee agrees that Lessor's consent shall not be considered unreasonably withheld, conditioned or delayed if: (a) such proposed assignee's financial condition is not equal to or better than Lessee's as of the date of this Lease (determined on the basis of assignee's balance sheet and net income); (b) the proposed assignee or subtenant is a governmental agency or present occupant of the Project or Lessor is otherwise engaged in lease negotiations with the proposed assignee or subtenant for other premises in the Project; (c) any uncured event of default that exists under this Lease (or a condition exists which, with passage of time or giving of notice, would become an event of default); (d) any portion of the Project would likely become subject to additional or different laws or legal requirements or would require a rezoning or zoning variance as a consequence of the proposed assignment or sublease; (e) the proposed assignee's or subtenant's use of the Leased Premises conflicts with the permitted uses or any exclusive usage rights granted to any other tenant in the Project; (f) the use, nature, business, activities or reputation in the business community of the proposed assignee or subtenant (or their respective principals, employees or invitees) are not reasonably acceptable to Lessor; (g) the proposed assignee or subtenant is or has been involved in litigation with Lessor or any of its affiliates; (h) the use of the Leased Premises or the Project by the proposed assignee or subtenant would, in Lessor's reasonable judgment, require material or substantial alterations to the Building, Leased Premises or Project in order to comply with applicable laws; (i) the business and operations of the proposed assignee or subtenant are inconsistent with the maintenance of a class A project, and/or would be incompatible with the business and operations being conducted by other tenants in the Project; (j) the proposed use by such subtenant or assignee could create a condition that is dangerous to persons or property (for example, a foreign consulate) or could create an atmosphere or condition that could be disruptive to the operation of the Building or Project (for example, an abortion or methadone clinic) or (k) with respect to a sublease, Lessee proposes to demise the sublease space in the commercially unreasonably manner (for example, a configuration that would not be readily leasable at the end of the Term of the Lease) and does not provide Lessor with additional security in an amount equal to all reasonably anticipated restoration costs. Any such assignment or subletting shall only be approved under such conditions as Lessor may, in it reasonable discretion, determine necessary. If Lessee is a corporation, then any type of transfer or assignment, whether by merger, consolidation, liquidation, or otherwise, or any change in the ownership or power to vote a majority of Lessee's outstanding voting stock shall constitute a prohibited assignment for the purposes of this section. Acceptance of Rent by Lessor from anyone other than Lessee shall not be construed as a waiver by Lessor of the actions prohibited by this Section, nor as a release of Lessee from any obligation or liability under this Lease. In the event Lessor consents to an assignment or sublet by Lessee, Lessee shall not be relieved from its obligations under this Lease.

     In lieu of giving or objecting to any consent to a full assignment of this Lease, Lessor may, at Lessor's option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Leased Premises, Lessor may, at Lessor's option, elect to terminate this Lease with respect to that portion of the Leased Premises being proposed for subletting. The effective date of any such termination shall be thirty (30) days after the proposed effective date of any proposed assignment or subletting. Notwithstanding anything to the contrary contained in this Section, if Lessor elects to exercise its right to terminate this Lease as set forth in this Section, Lessee shall have the right, within five (5) days after receipt of Lessor's election, to notify Lessor in writing that Lessee rescinds its request for Lessor's consent to the assignment or sublet, in which case this Lease shall continue in full force and effect. Notwithstanding anything herein to the contrary, if the proposed sublease is for less than thirty (30) months and there shall remain after the term of such sublease of at least twelve (12) months in the term of this Lease, Lessor shall not have the right to terminate the Lease as provided above.

Notwithstanding anything to the contrary contained in this Lease, Lessee, without Lessor's prior written consent, may sublet the Leased Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Lessee; or (ii) a successor corporation related to Lessee by merger, consolidation, acquisition, non-bankruptcy reorganization or government action provided all of the following conditions are satisfied (in each case, a "Permitted Transferee"): (A) no event of default shall have occurred under this Lease; (B) Lessee's successor shall own all or substantially all of the assets of Lessee; (C) Lessee's successor shall have a net worth which is at least equal to the greater of; Lessee's net worth at the date of this Lease or; Lessee's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (D) no portion of the Project or Leased Premises would likely become subject to additional or different laws as a consequence of the proposed assignment or sublease; (E) Lessee's successor's use of the Leased Premises shall not conflict with the permitted use under the Lease or any exclusive usage rights granted to any other tenant in the Project; (F) Lessee's successor is not and has not been involved in litigation with Lessor or any of its affiliates; and (G) Lessee shall give Lessor written notice at least twenty (20) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Lessee's notice to Lessor shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Lessor, Lessee's successor shall sign a commercially reasonable form of assumption agreement. For purposes of this Lease, a sale of Lessee's capital stock through any public exchange (including, without limitation, an initial public offering of equity securities in Lessee) shall not be deemed an assignment, subletting or other transfer of this Lease or the Leased Premises requiring Lessor's consent.

     One-half of any proceeds in excess of Base Rent and Lessee's Share of Excess Operating Costs which is received by Lessee pursuant to an assignment or subletting consented to by Lessor, less reasonable brokerage commissions actually paid by Lessee, and less other reasonable costs incurred by Lessee in connection with making the space available for lease, shall be remitted to Lessor as Additional Rent within ten (10) days of receipt by Lessee. For purposes of this paragraph, all money or value in whatever form received by Lessee from or on account of any part as consideration for an assignment or subletting shall be deemed to be proceeds received by Lessee pursuant to an assignment or subletting.

                     ARTICLE X - CASUALTY AND CONDEMNATION

     10.1. Damage To Property. If the Leased Premises are made substantially untenable by fire or other casualty, Lessor may elect to:

            (a) Terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to Lessee within sixty (60) days after said date.

            (b) Without termination of this Lease proceed with reasonable diligence to repair, restore or rehabilitate the Building or the Leased Premises, other than leasehold improvements paid for by Lessee.

     If the Leased Premises are damaged by fire or other casualty not due to the act or neglect of Lessee, its employees, agents or servants, but are not made substantially untenable, then Lessor shall proceed with reasonable diligence to repair and restore the Leased Premises, other than leasehold improvements paid for by Lessee, unless such damage occurs during the last twelve (12) months of the Term of this Lease, in which even Lessor shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to Lessee within thirty (30) days after said date. If all or any part of the Leased Premises are rendered substantially untenable by fire or other casualty not due to the act or neglect of Lessee, its employees, agents or servants, and this Lease is not terminated, Rent due hereunder shall abate for all or said part of the Leased Premises which are untenable on a per diem basis from and after date of the fire or other casualty and until the Leased Premises are substantially repaired and restored.

     10.2. Rent Abatement. Commencing with the date of such casualty, but subject to the terms stated in Section 10.1(b), the Base Rent and Additional Rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Leased Premises is not reasonably usable by Lessee in the ordinary conduct of its business.

     10.3. Eminent Domain. In the event the whole or any substantial part of the Building or the Leased Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the taking of possession by the condemning authority, and Rent shall be apportioned as of said date. In the event less than a substantial part of the Building or the Leased Premises shall be taken or condemned for any public or quasi-public use or purpose, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Leased Premises or the Building, then at the election of Lessor expressed by delivery of written notice to Lessee within thirty (30) days after said date of taking, condemnation or improvement, this Lease shall terminate as of said date without any payment to Lessee therefor. All income, rent, awards or interest derived from any such taking or condemnation shall belong to and be the property of Lessor, and Lessee hereby assigns Lessee's interest, if any, in such award to Lessor.

                         ARTICLE XI - INDEMNIFICATION

     11.1. Indemnification by Lessee. Lessor shall not in any event be responsible for loss of property from or for damage to person or property occurring in or about the Leased Premises, however caused, including but not limited to any damage from steam, gas, electricity, water, plumbing, rain, snow, leakage, breakage or overflow, whether originating in the Leased Premises, premises of other lessees, or any part of the Project whatsoever.

     Lessee agrees to indemnify and hold harmless Lessor from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the Leased Premises or arising from any accident, injury or damage to personal property occurring outside the Leased Premises but within the Project or any other property of which the Leased Premises is a part, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Lessee, or on the part of any of its licensees, agents, invitees, servants or employees. This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including attorney's fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof.

     11.2. Lessee's Liability Insurance. Lessee will maintain commercial general liability insurance with respect to the Leased Premises naming Lessor as additional insured, with a combined single limit of not less than $1,000,000 per occurrence with respect to both bodily injury or death and property damage occurring upon, in or about the Leased Premises and a $2,000,000 aggregate limit. This insurance coverage shall extend to any liability of Lessee arising out of the indemnities provided for in this Lease. Lessor shall be named as an additional insured and the insurance shall be primary to any insurance maintained by Lessor. Lessee shall deliver to Lessor a Certificate of Insurance at least seven (7) days prior to the commencement of the Term of this Lease and a renewal certificate at least seven (7) days prior to the expiration of the Certificate it renews. Said Certificate must provide thirty (30) days prior notice to Lessor in the event of material change or cancellation. Lessee also agrees to maintain broad form commercial property insurance coverage under ISO form CP1030 or like coverage under non-ISO form covering all Lessee's personal property and improvements and worker's compensation insurance in accordance with applicable state law and employer's liability insurance with limits of not less than $100,000/$100,000 /$500,000.

     11.3 Lessor's Indemnification; Insurance. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be released from, and shall indemnify, defend, protect and hold harmless Lessee from all damages, liabilities, judgments, actions, claims and reasonable fees and expenses (including attorneys' fees and consultants' fees) arising solely from (a) the gross negligence or willful misconduct of Lessor or its employees or (b) a material breach of Lessor's obligations or representations under this Lease. Lessee shall promptly advise Lessor in writing of any action as to which this indemnification may apply, and if such indemnification provision does apply, Lessor, at Lessor's expense, shall assume on behalf of Lessee and conduct with due diligence and in good faith the defense with counsel reasonably satisfactory to Lessee; provided, however, that Lessee shall have the right, at its option, to be represented by advisory counsel of its own selection and at its own expense. In addition, Lessor shall insure the Building and the Project (excluding any property which Lessee is obligated to insure, but including the Work) against damage with all risk property insurance in the amount of the full replacement cost of the Building and the Project (less any deductible), and comprehensive general commercial liability insurance, in such amounts and with such deductibles as are carried by prudent owners of commercial buildings located in the geographical vicinity of the Building, determined by Lessor in its reasonable discretion.

     11.4. Survival of Indemnities. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

                         ARTICLE XII - RIGHT OF ENTRY

     12.1. Right of Entry. Lessor reserves the right to use the Building and every part thereof, and Lessee shall permit access to the Leased Premises to Lessor or its agents at all reasonable times for inspection and cleaning and from time to time to repair of the Building as provided in Section 6.1, maintain, alter, improve and remodel, and to add additional offices to the Building and each part thereof; Lessee shall not be entitled to any compensation, damages or abatement or reduction in Rent on account of any such repairs, maintenance, alterations, improvements or remodeling or adding of additional stories. Lessor reserves the right at any time and from time to time upon 24 hours prior notice (which notice shall not be required in the event of emergency) to enter, and be upon the Leased Premises for the purpose of examining same. Lessor shall have the right, at reasonable hours, and upon notice to Lessee, to enter upon the Leased Premises or exhibit the same to prospective lessees, purchasers and insurers. Lessee shall have the right and be given the opportunity to accompany Lessor at all such entrances and examinations, except in the case of emergency.

              ARTICLE XIII - PROPERTY LEFT ON THE LEASED PREMISES

     13.1. Abandoned Property. Upon the expiration of this Lease or if the Leased Premises should be vacated at any time, or abandoned by the Lessee, or this Lease should terminate for any cause, and at the time of such termination, vacation, abandonment Lessee or Lessee's agents, or any other person should leave any property of any kind or character on or in the Leased Premises, the property shall be deemed abandoned. Lessor, its agents or attorneys, shall have the right and authority to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to Lessee for the abandoned property. The abandoned property shall belong to Lessor as compensation for the removal and disposition of said property.

                    ARTICLE XIV - SIGNS AND ADVERTISEMENTS

     14.1. Sign. No exterior signs, advertisements, posters on windows, decorations or other fixtures shall be erected by Lessee without the prior written consent of Lessor. However, Lessor agrees, at its sole cost and expense, to provide a monument sign on Capital of Texas Highway and Lessee's name shall be displayed, at Lessee's expense, on such monument sign. Lessee shall also have the right to have installed, at its sole cost and expense, a monument sign at the entrance on the east side of the Building, in a specific location to be determined by Lessor, to be used exclusively by Lessee. In addition, Lessee shall have the right to have installed an exterior back-lit sign identifying Lessee's name on the Building. Such monument signs and exterior building sign shall be maintained by Lessor, at Lessee's sole cost and expense, until the expiration or earlier termination of this Lease. Lessee may also install, without Lessor's consent, interior signs on each floor within the Building prominently displayed and visible from the entrance to each floor. The location, size, material and design of all signage permitted under this Lease shall be subject to the written approval of Lessor, which shall not be unreasonably withheld, conditioned or delayed and, if required, the written approval of all governmental entities having such authority. Except for the addition of names of affiliates, divisions or permitted subtenants or assignees, in the Building directory sign, Lessee agrees not to make any subsequent alterations in or additions to the permitted signage without, and in each instance first, obtaining the written approval of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessee acknowledges that Lessor, in granting or withholding its approval with respect to any signage, may take into consideration the effect Lessee's sign(s) will have on other signs within the Project. If at any time Lessee's rights to use any of the permitted signage should be terminated due to reasons outside of Lessor's control (e.g. governmental action), Lessor agrees to use reasonable diligence in notifying Lessee. Lessor shall have the right to cause Lessee to remove, at Lessee's sole expense, such signage upon the expiration or termination of this Lease or of Lessee's right to maintain the signage as provided above, at which time the signage shall be deemed the property of Lessee; provide, however, if the signage is not removed from the Building within thirty (30) days after notice from Lessor, then such signage shall conclusively be deemed to have been abandoned by Lessee and may be disposed of by Lessor without further notice to Lessee and without any obligation to account therefore and Lessee shall pay Lessor all expenses incurred in connection with the disposition of the signage.

                             ARTICLE XV - NOTICES

     15.1. Notices. Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed to have been duly given and received at the time and on the date when personally delivered, or one (1) day after being delivered to a nationally recognized commercial carrier service for next-day delivery or three (3) days after deposit in the United States mail, certified or registered mail with a return receipt requested, with all postage prepaid, addressed to Lessor or Lessee (as the case may be) as follows:

          If to Lessor:

          Transwestern Commercial Services
          Barton Oaks Plaza One
          901 South Mopac Expressway
          Building 1, Suite 520
          Austin, Texas 78746
          Attention: Daryl Chalberg
          Telephone: (512) 328-5600
          Facsimile: (512) 330-0688

          If to Lessee:

          Netpliance, Inc.
          7501 Capitol of Texas Highway, Building B
          Austin, Texas 78731
          Attention: David Hampton
          Telephone: (512) ___________
          Facsimile: (512) ___________

                        ARTICLE XVI - MECHANIC'S LIENS

     16.1. Mechanic's Liens, Indemnity. Lessee and any vendor or Contractor performing work on behalf of Lessee shall keep the Building, the Leased Premises and the improvements at all times during the Term of this Lease, free of mechanic's and materialmen's liens and other liens of like nature. Lessee at all times shall fully protect and indemnify Lessor against all such liens or claims and against all attorney's fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should Lessee fail fully to discharge or bond around any such lien or claim, Lessor, in its sole discretion may pay the same or any part thereof, and Lessor shall be the sole judge of the validity of said lien or claim. All amounts so paid by Lessor, together with interest thereon at the lesser rate of 18% per annum or the highest rate allowed by applicable law from the time of payment by Lessor until repayment by Lessee, shall be paid by Lessee upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, payable monthly as Additional Rent.

                  ARTICLE XVII - SUBORDINATION AND ATTORNMENT

     17.1. Subordination. Lessor may, from time to time, grant first lien deeds of trust, security deeds, mortgages or other first lien security interests covering its estate in the Project or any portion thereof (each a "Mortgage"). Lessee agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect. The foregoing provisions shall be self operative, and no further instrument of subordination shall be required to make this Lease subject and subordinate to any Mortgage. Lessee shall, upon request, from time to time execute and deliver to Lessor or the holder of any Mortgage any instrument requested by Lessor or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage.

     17.2. Attornment. Lessee agrees to recognize and attorn to any party succeeding to the interest of Lessor as a result of the enforcement of any Mortgage, and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the term of this Lease, including any extended term, with the same force and effect as if such party were the original Lessor under this Lease.

     17.3. Confirming Agreement. Upon the request of Lessor, Lessee agrees to execute a subordination and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Lessor.

                     ARTICLE XVIII - RULES AND REGULATIONS

     18.1.  Rules and Regulations. The rules and regulations attached as Exhibit
                                                                         -------
"D" ("Rules and Regulations") are Lessor's Rules and Regulations for the
---
Project. Lessee shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Lessor may hereafter make and communicate in writing to Lessee, which shall be necessary or desirable for the reputation, safety, care or appearance of the Project or the preservation of good order therein or the operation or maintenance of the Project or the equipment thereof or the comfort of tenants or others in the Project. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control.

                          ARTICLE XIX - LESSOR'S LIEN

     19.1. Lessor's Lien. Lessee hereby grants to Lessor, to secure payment by Lessee of all Base Rent, Additional Rent, and all other payments to be made by Lessee under this Lease and the performance by Lessee of all its other duties and obligations under this Lease, a first priority lien and security interest in all equipment, trade fixtures, goods and other tangible personal property now or hereafter owned by Lessee (exclusive of Lessee's proprietary equipment, software and data) and located on the Leased Premises, and all substitutions, replacements, additions and accessions thereto and proceeds thereof. No such property shall be removed from the Leased Premises without the consent of Lessor until all Base Rent, Additional Rent and other amounts payable under this Lease have been paid and until Lessee has fully and completely performed all of the other duties and obligations of Lessee under this Lease. If Lessee is in default under this Lease, Lessor shall have, in addition to all other rights and remedies, provided for herein or allowed by law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code, including the right to sell any or all of the property described above at one or more public or private sales upon providing the notice required by the Uniform Commercial Code. Lessee agrees that ten (10) days prior notice of any such sale will constitute commercially reasonable notice. Lessee shall, at the request of Lessor, execute and deliver such additional documents as may be reasonably required, including Uniform Commercial Code financing statements, to perfect the lien and security interest granted by Lessee to Lessor herein. Any statutory lien for rent is not waived, the express contractual lien and security interest herein granted being supplementary thereto. Lessor agrees to subordinate its foregoing contractual lien rights and all other statutory and constitutional lien rights to a third party providing furniture, fixtures and/or equipment for Lessee's use in the Leased Premises during the Term of this Lease (or providing funds for the acquisition of same), provided that (i) there is no uncured event of default by Lessee under the Lease at the time of such subordination; (ii) such subordination shall be limited to the specified items, amount and time stated in the subordinating instrument; and (iii) such subordination shall be in writing, signed by all parties and in a form reasonably acceptable to Lessor, Lessee and Lessee's lender. Notwithstanding the foregoing, Lessor's security interest (i) shall not attach to any personal property subject to an existing perfected security interest (but only for so long as such other security interest exists) in favor of a bank or other financial institution whose loan and security agreements with Lessee prohibit any other liens on such collateral, but (ii) shall be subordinate to any such existing security interests that do not prohibit subordinate liens.

                       ARTICLE XX - ESTOPPEL CERTIFICATE

     20.1. Lessee Estoppel. Lessee shall from time to time, upon not less than ten (10) days prior written notice by Lessor, execute, acknowledge and deliver to Lessor a statement in writing:

            (a) Certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications);

            (b) Stating the dates to which Rent and other charges hereunder have been paid by Lessee;

            (c) Stating whether, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying any such default of which Lessee may have knowledge; and

            (d) Stating the address to which notices to Lessee should be sent pursuant to Article XV of this Lease. Any such statement delivered pursuant hereto may be relied upon by any owner of the Project, Building and/or the Leased Premises, any prospective purchaser of the Project, Building and/or Leased Premises, any mortgagees or prospective mortgagee of the Project, Building and/or Leased Premises, any prospective assignee of any such mortgagee, or any purchaser of Lessor, actual or prospective, of the underlying land upon which the Project, Building or Leased Premises are located.

                          ARTICLE XXI - HOLDING OVER

     21.1. Hold Over. If Lessee retains possession of the Leased Premises or any part thereof after the termination of this Lease by lapse of time or otherwise without any modification of this Lease or other written agreement between the parties, Lessee shall be a tenant at will and shall be liable to Lessor for payment of Base Rent in an amount equal to at 150% of the Base Rent in effect on the date of termination of this Lease, plus the Additional Rent otherwise due and payable. In addition, Lessee shall pay to Lessor all direct and consequential damages sustained by Lessee's retention of possession, including but not limited to lost rentals, leasing fees, advertising costs, marketing costs, Lessee finish expense and relocation costs. There shall be no renewal of this Lease by operation of law.

                        ARTICLE XXII - LESSEE'S STATUS

     Lessee represents and warrants to Lessor that:

     22.1. Power and Authority. Lessee has the right, power and authority to execute and deliver this Lease and to perform the provisions hereof, and is, to the extent required, qualified to transact business and in good standing under the laws of the State of Texas.

     22.2. Authorization. The execution of this Lease by Lessee, or by the persons or other entities executing them on behalf of Lessee, and the performance by Lessee of Lessee's obligations under this Lease in accordance with the provisions hereof have been, to the extent required, duly authorized by all necessary action of Lessee.

                     ARTICLE XXIII - DEFAULTS AND REMEDIES

     23.1.  Default by Lessee. Lessee shall be in default under this Lease if:

            (a) Lessee shall fail to pay when due any Base Rent, Additional Rent, or other payment to be made by Lessee under this Lease; provided, however, the first two (2) such failures during any consecutive twelve (12) month period shall not be an event of default if Lessee pays the amount due within five (5) days after written notice from Lessor.

            (b) Lessee violates or breaches, or fails to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and fails to cure such breach or failure within thirty (30) days after delivery of written notice by Lessor to Lessee; provided, however, that if such breach or failure is incapable of cure within thirty (30) days, Lessee shall not be in default hereunder if

Lessee commences the cure within such thirty (30) day period and thereafter diligently prosecutes the cure to completion.

            (c) Lessee fails to take possession of or cease to do business in or abandon any substantial portion of the Leased Premises.

            (d) Lessee becomes insolvent, or makes an assignment for the benefit of creditors; or any action is brought by Lessee seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property.

            (e) Lessee commences a voluntary proceeding under the Federal Bankruptcy Code, or any reorganization or arrangement proceeding is instituted by Lessee for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Lessee seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Lessee seeking its dissolution or liquidations of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Lessee or is not dismissed within three (3) months after the date upon which it was instituted.

     23.2. Lessor's Remedies. On the occurrence of any default by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have:

            (a) Terminate Lessee's right to possession of the Leased Premises, in which case Lessee shall immediately surrender possession of the Leased Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including
(a) the worth at the time of the court award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (b) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (c) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; and (d) such other amounts as are necessary to compensate Lessor for the detriment caused by Lessee's failure to perform its obligations under this Lease, including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation or alteration of the Leased Premises, Lessor's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used above, the "worth at the time of the court award" is computed by allowing interest on unpaid amounts at the rate of twelve (12%) per annum, or such lesser amount as may then be the maximum lawful rate;

            (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Leased Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

            (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the Leased Premises is located. Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

            No action taken by or on behalf of Lessor under this Section shall be construed to be an acceptance of a surrender of this Lease. No termination of this Lease shall affect Lessor's rights to collect Base Rent, Additional Rent or other amounts due for the period prior to termination. In the event of any termination, in addition to any other remedies set forth above, Lessor shall have the right to recover from Lessee upon such termination an amount equal to the excess of the Base Rent, Additional Rent and other amounts to be paid by Lessee during the remaining Term of this Lease over the then reasonable rental value of the Leased Premises for the remaining Term of this Lease, discounted to present value using a reasonable discount rate.

     23.3. Lessor's Costs; Attorneys Fees. Lessee shall pay all costs and expenses incurred by Lessor as a result of any breach or default by Lessee under this Lease, including court costs and attorneys fees paid by Lessor.

     23.4. Remedies Cumulative. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Lessor.

     23.5. Non-Waiver. Lessor's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Lessor of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Lessor to pursue or exercise any of its rights or remedies or to insist upon strict compliance by Lessee with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Lessor of the right to demand strict compliance with the terms and provisions of this Lease.

     23.6. Attorney's Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgement rendered in such proceeding.

                         ARTICLE XXIV - MISCELLANEOUS

     24.1. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of our between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor and Lessee.

     24.2. No Representations by Lessor. Neither Lessor nor any other agent or employee of Lessor has made any representations or promises with respect to Leased Premises, Building or Project, except as expressly set forth in this Lease, and no rights, privileges, easements or licenses are acquired by Lessee except as herein expressly set forth.

     Lessor covenants and agrees that so long as Lessee has committed no default under this Lease, Lessee's peaceful and quiet possession of the Leased Premises during the Term of this Lease shall not be disturbed by Lessor or by anyone claiming through or under Lessor, subject to the terms of this Lease and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

     24.3. Waiver of Jury Trial. Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee's use of occupancy of the Leased Premises, and/or any claim of injury or damage.

     24.4. Severability of Provisions. If any clause or provision of this Lease shall be determined to be illegal, invalid or unenforceable under the present or future laws effective during the Term hereof, then and in that event it is the intention of the parties that the remainder of this Lease shall not be affected by the invalid clause, and it is also the intention of the parties to this Lease that in place of any such clause or provision that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     24.5. Interior Construction. Unless the Leased Premises are leased "as is", the construction of Lessee's space, including any Lessee finish or improvements shall be completed pursuant to the Construction Agreement attached hereto as Exhibit "E".
          -----------

     24.6. Parking. Lessee and its employees, and its contractors, licensees and invitees shall be entitled to use the parking facility associated with the Project in accordance with the Rules and Regulations promulgated from time to time by Lessor. The number of parking spaces available for Lessee's use shall not exceed 158 (determined on the basis of one (1) space for every 275 rentable square feet in the Leased Premises) and such parking spaces will be unassigned. Lessor shall not be obligated to control any of Lessee's authorized visitor parking spaces.

     24.7.  Relocation of Leased Premises. Intentionally Omitted.

     24.8. Benefits and Burdens. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, permitted successors and permitted assigns. Lessor shall have the right, at any time and from time to time, to freely and fully assign all or any part of its interest under this Lease for any purpose whatsoever. Neither Lessor nor any owner of any interest in Lessor whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. If Lessor is in breach or default with Lessee's obligations under or in connection with this Lease or otherwise, Lessee shall look solely to the equity of Lessor in the Leased Premises for the satisfaction of Lessee's remedies.

     24.9. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, if either party suffers a loss of or damage to property in the Leased Premises or related to this Lease, which is covered by valid and collectible insurance policies (or would be covered by policies which are required hereunder or which would be required but for any specific provisions for self-insurance), that party waives any claim therefor which it may have against the other party or its employees, regardless of whether negligence or fault of the latter party or its Employees may have caused the loss or damage. Each party will have its appropriate insurance policies properly endorsed, if necessary, to prevent any invalidation of insurance coverage required hereunder due to these mutual waivers.

     24.10. Lessor's Liability. The obligations of Lessor under this Lease do not constitute personal obligations of Lessor of the individual partners, joint venturers, directors, officers, shareholders or beneficial owners of Lessor, and Lessee shall look solely to the Building and to no other assets of Lessor for satisfaction of any liability in respect to this Lease. Lessee will not seek recourse against Lessor or such individual entities or such other assets for such satisfaction. As used in this Lease, the term "Lessor" means only the current owner or owners of the fee title to the Leased Premises or the leasehold estate under a ground lease of the Leased Premises at the time in question. Any Lessor who transfers its title or interest is relieved of all liability with respect to the obligations of Lessor under this Lease to be performed on or after the date of transfer.

     24.11. Brokerage. This Lease has been negotiated on behalf of Lessee through the agency of Rodell Interests, Inc., and Lessee warrants and represents to Lessor that no other broker was involved with the leasing of the Leased Premises or the negotiation of this Lease or is entitled to any commission in connection herewith. Lessee agrees to indemnify and hold Lessor harmless against any other claims (including court costs and attorneys fees) for commissions by any other broker claiming to act on Lessee's behalf.

     24.12. Recording. Lessee shall not record this Lease without Lessor's prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Lessee shall upon request of Lessor, execute, acknowledge and deliver to Lessor a short-form memorandum of this Lease for recording purposes.

     24.13. Governmental Surcharge. Lessee agrees to pay as Additional Rent upon demand, Lessee's Share of any parking charges, regulatory fees, utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, municipal or local government authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises.

     24.14. Exhibits. The terms and provisions of the attached Exhibits "A"
                                                               -----------
through Exhibit "G" are incorporated herein and made a part hereof.
        -----------

     24.15. Compliance with Law. Lessee, at Lessee's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Lessee's use of the Leased Premises and with the recorded covenants, conditions and restrictions affecting the Project, including, without limitation, all applicable federal, state and local laws, regulations or ordinance pertaining to air and water quality Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Lessor or Lessee with respect to the use or occupation of the Leased Premises (collectively, "Applicable Laws"). Provided, however, Lessee shall not have any obligation to pay for capital improvements required as a result of Applicable Laws except with respect to (a) improvements to the Leased Premises after the Commencement Date or as provided in the Construction Agreement or (b) costs of improvements expressly included as an Operating Expense pursuant to Section 2.3(c)(ii).

     24.16. Entire Agreement. It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understanding, if any, between the parties hereto or displayed by Lessor to Lessee with respect to the subject matter thereof, and none hereof shall be used to interpret or construe this Lease.

     24.17. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Lessor or Lessee, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, delays caused by third parties, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Lessor or Lessee to the other under this Lease, including Lessee's obligation to pay Base Rent, Additional Rent or any other amount payable to Lessor hereunder.

     24.18 Disclosure. Lessor acknowledges that Lessee shall have the right to disclose the terms of this Lease as part of its initial public offering to the extent Lessee reasonably determines that such disclosure is required by Applicable Law.

                        [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, these presents have been executed to be effective as of the day and year first above written.

(LESSOR)

SV BULL CREEK LIMITED PARTNERSHIP,
a Texas limited partnership

By:    Simmons Vedder & Co.,
       a Texas corporation, its general partner

       By:    _________________________________
       Name:  _________________________________
       Title: _________________________________

(LESSEE)

NETPLIANCE, INC.,
a Texas corporation

By:    ___________________________
Name:  ___________________________
Title: ___________________________

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF THE PROPERTY

Lot 1, Block A, Continuum Office Park, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 101, pages 72-73 of the Plat Records of Travis County, Texas.

                                   EXHIBIT B

                      DESCRIPTION OF THE LEASED PREMISES

                                   EXHIBIT C

                           FORM OF LETTER OF CREDIT

RE:  Irrevocable Letter of Credit No. ________________, Dated ________________,
     in the amount of $1,000,000.00

Gentlemen:

     We hereby establish our Irrevocable Letter of Credit No. _______________, in your favor for the account of Netpliance, Inc., in the aggregate amount of One Million and no/100 Dollars ($1,000,000.00).

     You may draw upon such Letter of Credit at sight on or before ____________. You may draw upon this Letter of Credit upon the presentation of your draft, executed by any duly authorized representative of SV Bull Creek Limited Partnership, accompanied by his/her written statement under penalty of perjury that (i) an event of default by Lessee exists under that certain Office Lease (as amended, the "Lease") between SV Bull Creek Limited Partnership and Netpliance, Inc. dated February ____, 2000, and (ii) such default exists beyond any applicable cure period provided in the Lease for such default, if any. The written statement shall specify in reasonable detail the nature of the default and shall attach to it a copy of the written notice of such default provided to Lessee, if any.

     This Letter of Credit is binding upon and shall inure to the benefit of the parties and their successors and assigns. This Letter of Credit sets forth our entire undertaking, and shall not be modified, amended or expanded by reference to any other document, instrument or agreement. Except to the extent expressly inconsistent therewith, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, and the Uniform Commercial Code, as adopted in the State in which this Bank is located, as the same may be revised from time to time. In the event of a conflict between the Uniform Customs and Practice and the Uniform Commercial Code, the former shall govern and control.

                              (Name of Bank)

                              By:
                                    Vice President

                                   EXHIBIT D

                             RULES AND REGULATIONS

     The Rules and Regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Lessee" is used in these Rules and Regulations, it shall be deemed to include Lessee, its employees or agents, and any other persons permitted by Lessee to occupy or enter the Leased Premises. The following Rules and Regulations may from time to time be modified by Lessor.

     1. The sidewalks, entryways, passages, and other common facilities of the Building shall be controlled by Lessor and shall not be obstructed by Lessee or used for any purpose other than ingress or egress to and from the Leased Premises. Lessee shall not have the right to remove any obstruction or any such item without the prior written consent of Lessor. Lessor shall have the right to remove any obstruction or any such item without notice to Lessee and at the expense of Lessee.

     2. Lessor may restrict access to and from the Leased Premises and the Building outside the ordinary business hours of the Building for reasons of building security or in the event of emergency. Lessor may require identification of persons entering and leaving the Building and, for this purpose, may issue building and/or parking passes to Lessees of the Building.

     3. Lessor and/or Building manager may at all times keep a pass key to the Leased Premises, and such manager and other agents of Lessor shall at all times be allowed admittance to the Leased Premises; subject, however, to Lessee's reasonable security requirements which may prohibit access except when accompanied by Lessee's authorized security personnel.

     4. Subject always to Lessee's reasonable security requirements, no additional lock or locks shall be placed by Lessee on any door in the Building and no existing lock shall be changed unless written consent of Lessor shall first have been obtained, A reasonable number of keys to the Leased Premises will be furnished by Lessor and Lessee shall not have any duplicate key made. At the termination of this tenancy, Lessee shall promptly return to Lessor all keys.

     5. The delivery or shipping of merchandise and supplies to and from the Building and Leased Premises shall be subject to such rules and regulations as in the judgment of Lessor are necessary for the property operation of the Leased Premises.

     6. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 PM and 8:00 AM, the following day, access to the Building or to the Leased Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Lessor shall in no case be liable for damages or any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Leased Premises and Building during the continuance of the same by closing of the doors or otherwise, for the safety of tenants and protection of property in the Leased Premises and Building.

     7. Lessor reserves the right to exclude or expel from the Leased Premises or Project any person who, in the judgment of Lessor is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

     8. Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building of which the Leased Premises are a part.

     9. Without the written consent of Lessor, Lessee shall not use the name of the Project or Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

     10. Lessor shall have the right to control and operate the public portions of the Project and any public facilities, as well as facilities furnished for the common use of Lessees, in such manner as it deems best for the benefit of tenants generally.

     11. Lessor reserves the right to restrict, control or prohibit canvassing, soliciting and peddling on the Leased Premises. Lessee shall not grant any concessions, licenses, or permission for the sale or taking of orders for food, beverages, services or merchandise in the Building.

     12. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Lessor, and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name and notice without notice to and at the expense of Lessee. At all times and at its sole discretion, Lessor shall have the express right to control signage outside the Building.

     13. Except with the prior written consent of Lessor, no personnel or persons other than those approved by Lessor shall be permitted to enter the Building or Leased Premises for the purpose of cleaning, maintaining, servicing, replacing or repairing the same. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness.

     14. Lessee shall see that the doors of the Leased Premises are closed and securely locked before leaving the Leased Premises and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage; and for any default or carelessness, Lessee shall make good all injuries sustained by other lessees or occupants of the Leased Premises, Building, or Project.

     15. The plumbing facilities shall not be used for any other purpose than that for which that are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Lessee who shall, or whose employees, agents, or invitees shall, have caused it.

     16. If Lessee desires telegraphic or telephonic connections, Lessor, at the sole cost of Lessee will direct the electricians approved by Lessor as to where the wires are to be introduced and without such direction no boring or cutting for wires shall be permitted.

     17. No animal or bird shall be allowed in any part of the Leased Premises without the prior written consent of Lessor.

     18. Lessee and its employees, contractors, licensees or invitees shall not park cars on the street or internal drives of the Project of which the herein Leased Premises are a part or in any alley or court in the Project of which the herein Leased Premises are a part. Where there is a rear entrance, all loading and unloading of goods shall be made at the rear entrance. Lessee and its employees shall park their cars in areas as designated by Lessor from time to time. All trucks, vans and other delivery vehicles shall be required to park at the rear of the Building. Lessee further agrees that, upon written notice from Lessor, Lessee will, within five (5) days, furnish the state automobile license numbers assigned to the cars of all of Lessee's employees and those other parties occupying the Leased Premises.

     19. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside the Building, except in those areas designated by Lessor for bicycle parking.

     20. Lessee shall not allow anything to be placed or stored on the outside of the Building, nor shall anything be thrown by Lessee out of the windows or doors.

     21. No windows, shades, blinds, screens or draperies will be attached or detached by Lessee and no awnings shall be placed over the windows without Lessor's prior written consent. Lessee agrees to abide by Lessor's rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways so that the Building will present a uniform exterior appearance. Lessee will use its best efforts to have all curtains, draperies and blinds closed at the end of each day in order to help conserve energy. Except in case of fire or other emergency, Lessee shall not open any outside window because the opening of windows interferes with the proper functioning of the Building heating and air conditioning systems.

     22. Lessee shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Leased Premises without Lessor's prior written consent, which consent may be withheld in Lessor's absolute discretion. The use of oil, gas or flammable liquids other than those supplied by Lessor for heating, air conditioning, lighting or any other purpose is expressly prohibited. Explosives and other articles deemed extra hazardous shall not be brought into the Building.

     23. Any repairs, maintenance and alterations required or permitted to be done by Lessee under this Lease shall be done only during the ordinary business hours of the Building unless Lessor shall have first consented to such work being done outside of such times. If Lessee desires to have such work done by Lessor's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Lessee shall pay the extra cost of such labor.

     24. Except as permitted by Lessor, Lessee shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Leased Premises or of the Building, and any defacement, damage or injury caused by Lessee shall be paid for by Lessee, due and payable upon demand by Lessor.

     25. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee.

     26. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premise, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other lessees or those having business therein.

     27. No cooking shall be done or permitted by any lessee on the Leased Premises, nor shall the Leased Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper objectionable or immoral purposes.

     28. Lessee will at all times cooperate with Lessor in preserving a first class image of the Building.

     29. Lessor reserves the right to change these rules and to make such other and further reasonable rules and regulations either as it affects one or all lessees as in its judgment from time to time be needed for the safety, care and cleanliness of the Leased Premises and the Building, or for the preservation of good order therein or for any other cause, and when changes are made, such modified or new rules shall be deemed a part hereof, with the same effect as if written herein, when a copy shall have been delivered to Lessee or left with some person in charge of the Leased Premises.

INITIAL ______                INITIAL ______
        Lessee                        Lessor

EXHIBIT E

                            CONSTRUCTION AGREEMENT

     This Construction Agreement is attached as an Exhibit to an Office Lease dated February ____, 2000 (the "Lease") between SV BULL CREEK LIMITED PARTNERSHIP, as Lessor, and NETPLIANCE, INC., as Lessee. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

1.   Approved Construction Documents.
     -------------------------------

     (a) Lessee's Information. No later than ten (10) business days after the
         --------------------
execution of the Lease by Lessee, Lessee shall submit to Lessor all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Work (as defined below) in the Leased Premises, including Lessee's partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, satellite dish, initial provider(s) of telecommunications services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, structural loads, millwork, finish schedules, and HVAC and electrical requirements, together with all supporting information and delivery schedules ("Lessee's Information").

     (b) Construction Documents. Following Lessor's execution of the Lease and
         ----------------------
receipt of Lessee's Information, Lessor's designated architectural/engineering firm shall prepare and submit to Lessee all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the "Construction Documents"). In addition, Lessor shall advise Lessee of the number of days of Lessee Delay (defined below) attributable to any extraordinary requirements (if any) contained in Lessee's Information.

     (c) Approved Construction Documents. Within ten (10) days after receipt,
         -------------------------------
Lessee shall approve and return the Construction Documents to Lessor. Upon Lessee's approval, the Construction Documents shall become the "Approved Construction Documents".

2.   Pricing and Bids.
     ----------------

     (a) Estimates. Following receipt of the Approved Construction Documents,
         ---------
Lessor will promptly price the construction of the Work (defined below) in accordance therewith and furnish written price estimates to Lessee.

     (b) Approved Pricing. Upon receipt, Lessee shall promptly review such
         ----------------
estimates and complete negotiations with Lessor for any changes or adjustments thereto. Within ten (10) days after such receipt, Lessee shall return the estimates with written approval to Lessor.

3.   Lessor's Contributions.
     ----------------------

     (a) Construction Allowance. Lessor will contribute a sum not to exceed
         ----------------------
$17.50 per rentable square foot in the Leased Premises (the "Construction Allowance") towards the cost of constructing the Work (as defined below) in accordance with this Construction Agreement. Payments shall be made directly to Lessor's contractor performing the Work. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose.

     (b) Unused Allowance(s). Any allowance made available to Lessee under this
         -------------------
construction Agreement must be utilized for its intended purpose within twelve
(12) months of the effective date of the Lease or be forfeited with no further obligation on the part of Lessor.

4.   Construction.
     ------------

     (a) The Work. Subject to the terms of this Construction Agreement, Lessor
         --------
agrees to cause permanent leasehold improvements to be constructed in the Leased Premises (the "Work") in a good and workmanlike manner in accordance with the Approved Construction Documents. The Work is in addition to Lessor's completion of the building core and shell (the "Building Shell"), which includes the items identified on Exhibit "G" attached hereto. Lessee hereby acknowledges its
              -----------
inspection, approval and acceptance of the Building Shell.

     (b) General Terms. Lessee acknowledges that Lessor is not an architect or
         -------------
engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Lessor does not guarantee or warrant that the Approved Construction Documents will comply with Applicable Law or be free from errors or omissions, nor that the Work will be free from defects, and Lessor will have no liability therefor. In the event of such errors, omissions or defects, and upon Lessee's written request, Lessor will use commercially reasonable efforts to cooperate with Lessee in enforcing any applicable warranties. In addition, unless expressly agreed to in writing by Lessor prior to commencement of the Work, Lessor's approval of the Construction Documents or the Work shall not be interpreted to Waive or otherwise modify the terms and provisions of the Lease.

     (c) ADA Compliance. Lessor shall, as an Operating Expense, be responsible
         --------------
for ADA compliance for the base Building, core areas (including elevators, Common Areas, Service Areas and the Building's parking facilities) and all points of access into the Building. Lessee shall, at its expense, be responsible for ADA compliance in the Leased Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Lessee, its affiliates or Transferees. Lessor shall not be responsible for determining whether Lessee is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Lessee, shall be the sole responsibility of Lessee.

     (d)  Substantial Completion.
          ----------------------

          (i)   Definition. Subject to adjustment under Paragraphs 4(e)(iii) and
                ----------
4(e)(iv), "Substantial Completion" shall occur, with respect to the Leased Premises, when (A) all of the Work has been completed in accordance with this Construction Agreement and the Approved Construction Documents, to the extent that Lessee would have access to the Leased Premises and would be able to conduct its business in a reasonable manner, and (B) Lessor has obtained final inspection approval from all appropriate regulatory authorities (if required) for the Leased Premises, even though adjustments or corrections may be necessary and Punchlist Items remain to be completed.

          (ii)  Time of the Essence. Time is of the essence in connection with
                -------------------
the obligations of Lessor and Lessee under this Construction Agreement.

          (iii) Lessee Delay. If Lessor is delayed in achieving Substantial
                ------------
Completion due to a delay caused by a Lessee Party or for any other cause arising from an act or omission of any Lessee Party including (A)Lessee's request for change orders to the Work, (B) Lessee's failure to timely deliver or approve any required documentation, such as Lessee's Information, if applicable, Construction Documents, pricing estimates, and the like, (C) Lessee's failure to pay any Cost Overruns (as defined below), or (D) Lessee's failure to otherwise respond to any other Lessor request (collectively, "Lessee Delay"), Substantial Completion shall be deemed to have occurred on the date Substantial Completion would have been achieved but for such Lessee Delay.

          (iv)  Other Delay. If Substantial Completion is delayed for any reason
                -----------
other than Lessee Delay, Substantial Completion shall occur on the date when actually achieved (subject to adjustment for Lessee Delay).

          (v)   Lessor Liability. Lessor shall not be liable or responsible for
                ----------------
any Claims incurred (or alleged) by Lessee due to any delay in achieving Substantial Completion for any reason. However, Lessee's sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Lessee Delay shall be the resulting postponement (if any) of the commencement of rental payments under the Lease.

5.   Costs.
     -----

     (a)  Change Orders and Cost Overruns. All change orders must be approved in
          -------------------------------
advance in writing by Lessor. Change orders requested by Lessee and approved by Lessor which increase the cost of the Work shall be paid by Lessee within fifteen (15) days of receipt of Lessor's invoice therefor (which payment may be required by Lessor prior to commencing construction). Except as otherwise expressly provided in this Construction Agreement, all costs of the Work in excess of the Construction Allowance (collectively, "Cost Overruns") shall be paid by Lessee to Lessor within ten (10) days of Lessor's invoice. In addition, at Lessor's election, Lessor may require Lessee to prepay any projected Cost Overruns within five (5) days of Lessor's invoice. Lessor may stop or decline to commence all or any portion of the Work until such payment (or prepayment) is received. On or before the Commencement Date, and as a condition to Lessee's right to take possession of the Leased Premises, Lessee shall pay Lessor the entire amount of all Cost Overruns, less any prepaid amounts.

     (b) Construction Management Fee. Within ten (10) days following the date of
         ---------------------------
invoice, Lessee shall, for supervision and administration of the construction and installation of the Work, pay Lessor a construction management fee equal to 3% of the aggregate contract price for the Work, which may be paid from the unused portion of the Construction Allowance (if any). Lessee's failure to pay such amount when due shall constitute an event of default under the Lease.

                                   EXHIBIT F

                                OPTION TO RENEW

     1. Lessee may, at its option, extend the Term for one (1) renewal period of five (5) years (the "Renewal Period"), by written notice to Lessor (the "Renewal Notice") given no earlier than twelve (12) nor later than nine (9) months prior to the expiration of the Term (as it may have been extended or preceding Renewal Period, as applicable), provided that at the time of such notice and at the commencement of such Renewal Period, (i) Lessee remains in occupancy of the Leased Leased Premises, and (ii) no uncured event of default exists under this Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an event of default beyond applicable notice and cure periods). Such Renewal Period shall commence upon the expiration date of the initial Term (or preceding Renewal Period, as applicable). The Base Rent payable during the Renewal Period shall be at the Market Rental Rate (defined below) for the Leased Premises, including any projected rate increases over the applicable Renewal Period and assuming no other concessions to Lessee (including without limitation, any further construction allowance). However, in no event shall the Base Rent for any Renewal Period be less than the Base Rent during the last year of the Term (or preceding Renewal Period, as applicable). Except as provided in this Exhibit "E", all terms and conditions of this Lease shall
                 -----------
continue to apply during the Renewal Period.

     2. Within thirty (30) days of the Renewal Notice, Lessor shall notify Lessee of the Base Rent for such Renewal Period (the "Rental Notice"). Lessee may accept the terms set forth in the Rental Notice by written notice (the "Acceptance Notice") to Lessor given within fifteen (15) days after receipt of the Rental Notice. If Lessee timely delivers its Acceptance Notice, Lessee shall, within fifteen (15) days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period. If Lessee fails timely (i) to deliver its Acceptance Notice or (ii) to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect.

     3. The "Market Rental Rate" is the rate (or rates) a willing Lessee would pay and a willing Lessor would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable buildings in the suburban Austin area) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Building, lease term, amenities of the Project, condition of the space and any concessions and allowances commonly being offered by Lessor for comparable transactions in the Project.

                                   EXHIBIT G

                           BUILDING SHELL STANDARDS

Landlord shall provide a building core and shell which shall include the following items in a finished condition:

1.   Men's and women's toilet rooms
2.   Drinking fountain at core
3.   Electrical and telephone closets
4.   Building fire stairwells for exiting
5.   Mechanical equipment room with air handling unit
6. Sheetrock core walls (including elevator lobby), perimeter and interior columns
7. HVAC: primary HVAC duct loop from the mechanical equipment room around the building core
8. Variable air volume control boxes with thermostats provided at the interior and exterior zones in existing locations and quantities
9. Sprinklers: protection consisting of mains, laterals and up rights, installed according to building code and on a ratio of one head per 225 usable square feet
10. Fire protection alarm and communication system installed according to building code and any applicable ADA requirements
11. Life safety and life support systems as are required by building code for shell building
12.  Smooth and level concrete floor in accordance with industry standards
13. 208/120 volt and 480/277 volt power panels (fused to current building code) connected to building power providing 6 watts/sf connected load for Tenant's lighting and convenience plugs.
14.  Building standard window treatments (miniblinds)
15. All areas of the building's common areas in compliance with current ADA, life safety and other applicable building codes
16. A finished lobby of the building commensurate with an office building of this clas and character
17.  2' X 4' ceiling grid and 2' X 2' ceiling tile stacked in the Premises
18.  2' X 4' lights (one per 100 rentable square feet) stacked in the Premises.